September 27, 2007

Penske Automotive Group, Inc.
2555 Telegraph Road
Bloomfield Hills, Michigan 48302-0954
Attention: Robert O’Shaughnessy

Re: Second Amended and Restated Credit Agreement, dated as of September 8, 2004 (as amended, the “Credit Agreement”), among Penske Automotive Group, Inc., various financial institutions and DaimlerChrysler Financial Services Americas LLC, as Agent.

This letter serves as notice pursuant to Section 2.6 of the Credit Agreement that the Termination Date is extended for an additional one year period. The new Termination Date shall be September 30, 2010. All capitalized terms used herein without definition have the meanings assigned thereto in the Credit Agreement.

Very truly yours,

DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC, as Agent and as a Lender

	By:	Michele Nowak

	Its:	Credit Director – National Accounts

CONCUR:
TOYOTA MOTOR CREDIT CORPORATION,
as a Lender
By:	Mark Doi

Its:	National Dealer Credit Manager